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                                                                      Exhibit 23

                           [Letterhead of Porat & Co.]

                                                                  March 26, 2001

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105

Gentlemen,

                 Re: Consent of Independent Public Accountants
                         of Country Club Kfar-Saba Ltd.

As independent public accountants of Country Club Kfar-Saba Ltd. We hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-61895, and No. 333-55970.

                                                         Porat & Co.


                                                       /s/ Porat & Co.
                                             Certified Public Accountants (ISR.)